Morgan Stanley Institutional Fund Trust -
Limited Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	Wesfarmers Ltd. 2.983% due 5/18/2016
Purchase/Trade Date:	5/9/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $650,000,000
Amount Purchased by Fund: $395,000
Percentage of Offering Purchased by Fund: 0.061
Percentage of Fund's Total Assets: 0.21
Brokers: Barclays Capital, Goldman, Sachs & Co., JP Morgan,
BofA Merrill Lynch, Mitsubishi UFJ Securities, Mizuho
Securities, SMBC Nikko
Purchased from: Barclays Capital

Securities Purchased:	Texas Instruments Inc. 1.375% due
5/15/2014
Purchase/Trade Date:	5/16/2011
Offering Price of Shares: $99.875
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $955,000
Percentage of Offering Purchased by Fund: 0.096
Percentage of Fund's Total Assets: 0.52
Brokers: Morgan Stanley, JP Morgan, BofA Merrill Lynch, Citi,
BNP Paribas, Mitsubishi UFJ Securities, Mizuho Securities
USA Inc.
Purchased from: JP Morgan Securities

Securities Purchased:	Barrick Gold Corp. 1.750% due
5/30/2014
Purchase/Trade Date:	5/24/2011
Offering Price of Shares: $99.881
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $660,000
Percentage of Offering Purchased by Fund: 0.094
Percentage of Fund's Total Assets: 0.36
Brokers: Morgan Stanley, RBC Capital Markets, Citi, JP
Morgan, CIBC, HSBC, Scotia Capital, Barclays Capital, BMO
Capital Markets, BNP Paribas, Mitsubishi UFJ Securities,
Societe Generale, TD Securities, UBS Investment Bank
Purchased from: Royal Bank of Canada

Securities Purchased:	Applied Materials Inc. 2.650%
due 6/15/2016
Purchase/Trade Date:	6/1/2011
Offering Price of Shares: $99.925
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $455,000
Percentage of Offering Purchased by Fund: 0.114
Percentage of Fund's Total Assets: 0.25
Brokers: Citi, Mitsubishi UFJ Securities, JP Morgan, Morgan
Stanley, BNY Mellon Capital Markets, LLC, Wells Fargo
Securities, Goldman Sachs & Co., KeyBanc Capital Markets,
US Bancorp, BNP Paribas, Mizuho Securities USA Inc.
Purchased from: JP Morgan

Securities Purchased:	ABB Treasury Center USA Inc. 2.500%
due 6/15/2016
Purchase/Trade Date:	6/14/2011
Offering Price of Shares: $99.368
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $285,000
Percentage of Offering Purchased by Fund: 0.048
Percentage of Fund's Total Assets: 0.15
Brokers: BofA Merrill Lynch, Deutsche Bank Securities, JP
Morgan, Barclays Capital, BNP Paribas, Goldman, Sachs & Co.,
RBS, Morgan Stanley
Purchased from: Deutsche Bank Securities

Securities Purchased:	Danaher Corp. 1.300% due 6/23/2014
Purchase/Trade Date:	6/20/2011
Offering Price of Shares: $99.918
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $255,000
Percentage of Offering Purchased by Fund: 0.064
Percentage of Fund's Total Assets: 0.14
Brokers: BofA Merrill Lynch, BNP Paribas, HSBC, Deutsche Bank
Securities, Banca IMI, Mitsubishi UFJ Securities, Scotia
Capital, SMBC Nikko, SunTrust Robinson Humphrey
Purchased from: Banc of America

Securities Purchased:	 Kinross Gold Corp. 3.625% due
9/1/2016
Purchase/Trade Date:	 8/15/2011
Offering Price of Shares: $99.595
Total Amount of Offering: $250,000,000
Amount Purchased by Fund: $740,000
Percentage of Offering Purchased by Fund:   0.296
Percentage of Fund's Total Assets: 0.42
Brokers:  BofA Merrill Lynch, Morgan Stanley, UBS Investment
Bank, BNP Paribas, RBC Capital Markets, Societe Generale, BMO
Capital Markets, CIBC, Credit Suisse, Griffiths McBurney
Corp., JP Morgan, Scotia Capital
Purchased from: Banc of America

Securities Purchased:	 Waste Management 2.7% due 9/1/2016
Purchase/Trade Date:	 8/24/2011
Offering Price of Shares: $99.991
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $725,000
Percentage of Offering Purchased by Fund:   0.145
Percentage of Fund's Total Assets: 0.42
Brokers: Credit Suisse, JP Morgan, Wells Fargo Securities,
BBVA, BNY Mellon Capital Markets, LLC, Mizuho Securities,
Mitsubishi UFJ Securities, Comerica Securities, SMBC Nikko
Purchased from: JP Morgan Securities

Securities Purchased:	 Stryker Corp. 2.00% due 9/30/2016
Purchase/Trade Date:	 9/13/2011
Offering Price of Shares: $99.814
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $715,000
Percentage of Offering Purchased by Fund:   0.095
Percentage of Fund's Total Assets:  0.42
Brokers: Citigroup, Morgan Stanley, Wells Fargo Securities, BofA Merrill Lynch, Barclays Capital, BNP Paribas, Goldman, Sachs & Co., HSBC, JP Morgan, Mitsubishi UFJ Securities,
 Mizuho Securities, PNC Capital Markets LLC, US Bancorp, The Williams Capital Group, L.P.
Purchased from: Wells Fargo